EXHIBIT 10.4

SECOND AMENDMENT AND TERMINATION OF STANDARD

INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET

THIS SECOND AMENDMENT AND TERMINATION OF STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET (this “Amendment”) is made as of November 1, 2009 (the “Effective Date”) by and between the trustees of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST (“Lessor”), and OSMETECH TECHNOLOGY INC., Delaware corporation (“Lessee”) (collectively, the “Parties”). This Amendment is made with reference to the following facts:

RECITALS

A. The Parties entered into that certain Standard Industrial/Commercial Single- Tenant Lease – Net, dated March 24, 2008 and Addendum thereto, as amended by that certain First Amendment thereto dated as of February 1, 2009 (the “Lease”), pursuant to which Lessee leased from Lessor that certain real property located at 757 S. Raymond Avenue, Pasadena, California 91105. Capitalized terms set forth herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B. Pursuant to the Lease, the Lessee agreed to pay to Lessor, among other things, Base Rent, a portion of which has been deferred and is due and owing pursuant to that certain Secured Promissory Note dated as of February 1, 2009 by Lessee, as maker, to the order of Lessor, as holder (the “Note”). The Note is secured by that certain Security Agreement dated as of February 1, 2009, by Clinical Micro Sensors, Inc., a Delaware Corporation, dba Osmetech Molecular Diagnostics (“Grantor”), in favor of Lessor (the “Security Agreement”).

C. Lessee has requested that Lessor agree to (a) modify further the Base Rent and Deferred Base Rent obligations under the Lease, and (b) terminate the Lease as of June 30, 2010.

D. The Parties have agreed to modify Lessee’s payment obligations with respect to Base Rent and Deferred Base Rent under the Lease, and terminate the Lease early, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. Base Rent.

a. All Base Rent due and payable pursuant to the Lease from November 1, 2009 through December 31, 2009, shall be payable by Lessee to Lessor as follows: one-half of the Base Rent each month shall be paid in cash on the due date as set forth in the Lease, and payment of the other half of Base Rent shall be Deferred Base Rent. On the original payment date thereof each month, Deferred Base Rent in the amount of $33,545.66 per month shall be added to the outstanding principal balance of the Note and shall bear interest and be due and payable pursuant to the Note, as amended concurrently herewith. The entire balance of Deferred Base Rent together with all accrued interest shall be due and payable in full, one-half on December 31, 2009 and the other one-half no later than December 31, 2010.

b. From and after January 1, 2010, Lessee’s obligation to pay Base Rent on a monthly basis shall be reduced to one-half of the Base Rent originally provided in the Lease (i.e., for the period January 1, 2010 through June 30, 2010, Base Rent shall be reduced from $67,091.32 to $33,545.66 per month), the full amount of which shall be paid in cash on the dates set forth in the Lease, subject to adjustments as set forth in the Lease, if and as applicable. From and after January 1, 2010, there shall be no further Deferred Base Rent accruing under the Lease.

2. Termination of the Lease. Provided that no default shall have occurred or be continuing under the Lease (as modified herein), the Note or the Security Agreement as of the Lease Termination Date, and subject to and conditioned upon the satisfaction of the conditions precedent set forth below, which shall survive the termination of the Lease, the parties agree that the Lease is canceled and terminated effective as of June 30, 2010 (the “Lease Termination Date”). Effective as of the Lease Termination Date, the leasehold estate created by, and all rights, privileges and benefits and all obligations, duties and liabilities of Lessee and Lessor, respectively, under the Lease, including, without limitation, all options described therein (if any), shall be terminated in their entirety, and the Lease shall be of no further force or effect, except for obligations that expressly or by their nature survive the termination of the Lease, including without limitation obligations of indemnity. Termination of the Lease shall in no way serve to amend, modify or terminate the obligations of Lessee under the Note or of Grantor under the Security Agreement, which shall otherwise remain in full force and effect after the Lease Termination Date.

3. Conditions Precedent. The effectiveness of this Agreement is subject to, and conditioned upon, the satisfaction and fulfillment of the following: (a) Lessee shall have executed and delivered to Lessor this Amendment and an amendment to the Note reflecting the provisions set forth in Section 1.a above, and Grantor shall have executed and delivered to Lessor a consent to this Amendment and the matters set forth herein, on or before December 31, 2009; (b) Lessee shall have made the payment due under the Note on or before December 31, 2009; (c) Lessee shall have removed all of its personal property and moveable trade fixtures, and fully complied with all terms and conditions of the Lease pertaining to the removal of property from the Premises on or before the Lease Termination Date; and (d) Lessee shall have vacated the Premises and left the Premises in the condition required for return of the Premises under the Lease on or before the Lease Termination Date, normal wear and tear excepted.

4. Representations and Warranties. Lessee warrants and represents to Lessor as follows: (a) Lessee has the full right, power, and authority to enter into this Amendment and terminate the Lease, to make the representations, warranties, covenants and agreements contained herein and perform and keep same without obtaining the consent of any third parties; and (b) Lessee has not assigned, subleased or licensed to any third party any right, title or interest under the Lease or to the Premises, nor has Lessee executed any other instrument or document pursuant to which any interest in the Lease or the unexpired residue of the term thereof, including any option terms or renewals, shall in any way be charged, encumbered, assigned, sublet, licensed or otherwise transferred or conveyed. In addition to any other rights that Lessor might have at law or in equity, and not as a limitation thereof, Lessee agrees to save, indemnify, hold harmless, and defend Lessor from any loss or damages arising directly or indirectly from breach of any of the foregoing warranties and representations. Notwithstanding anything in this Amendment to the contrary, this section shall survive the termination of the Lease.

5. Effectiveness of the Lease. Except as specifically set forth in this Amendment, all of the terms, conditions and provisions of the Lease remain unmodified and in full force and effect.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the Effective Date.

LESSOR:	/s/ James S. Noble
James S. Noble, Agent of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST

LESSEE:	OSMETECH TECHNOLOGY INC., a Delaware corporation

	By:	/s/ Jon Faiz Kayyem
Jon Faiz Kayyem, Vice Chairman of the Board and Chief Executive Officer

The undersigned acknowledges, consents and agrees to the foregoing, confirms and reaffirms the Security Agreement and all of its obligations thereunder, and represents and warrants that it has no rights, offsets, claims, counter claims or defenses with respect to the enforcement of the Security Agreement. The Security Agreement remains in full force and effect and continues to secure the Note, as modified in connection herewith.

CLINICAL MICRO SENSORS, INC., a Delaware corporation, dba Osmetech Molecular Diagnostics

By:	/s/ Pankaj Singhal
Its:	C.O.O.

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